INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT, is made and entered into, effective as of [●], 2019, by and between PowerFleet, Inc., a Delaware corporation (the “Company”), and [●] (the “Indemnitee”).

RECITALS

WHEREAS, the Company is aware that competent and experienced persons are increasingly reluctant to serve as directors, officers or agents of corporations unless they are protected by comprehensive liability insurance or indemnification, due to increased exposure to litigation costs and risks resulting from their service to such corporations, and due to the fact that the exposure frequently bears no reasonable relationship to the compensation of such directors, officers and other agents;

WHEREAS, in order to attract and retain qualified individuals, the Company has obtained and will maintain, on an ongoing basis, at its sole expense, liability insurance to protect certain persons serving the Company from certain liabilities;

WHEREAS, the Board of Directors of the Company (the “Board”) recognizes the existence of a substantial increase in corporate litigation in general, subjecting officers and directors of corporations to expensive litigation risks, many of which are not covered by such liability insurance;

WHEREAS, the uncertainties relating to such insurance and to indemnification have increased the difficulty of attracting and retaining qualified individuals and the Company should act to assure such persons that there will be increased certainty of such protection in the future;

WHEREAS, the statutes and judicial decisions regarding the duties of directors and officers are often difficult to apply, ambiguous, or conflicting, and therefore fail to provide such directors, officers and agents with adequate, reliable knowledge of legal risks to which they are exposed or information regarding the proper course of action to take;

WHEREAS, plaintiffs often seek damages in such large amounts and the costs of litigation may be so significant (whether or not the case is meritorious), that the defense and/or settlement of such litigation is often beyond the personal resources of directors, officers and other agents;

WHEREAS, the Company believes that it is unfair for its directors, officers and agents and the directors, officers and agents of its subsidiaries to assume the risk of significant judgments and other expenses which may occur in cases in which the director, officer or agent received no personal profit and in cases where the director, officer or agent was not culpable;

WHEREAS, the Company recognizes that the issues in controversy in litigation against a director, officer or agent of an entity such as the Company or its subsidiaries are often related to the knowledge, motives and intent of such director, officer or agent, that the Indemnitee is usually the only witness with knowledge of the essential facts and exculpating circumstances regarding such matters, and that the long period of time which usually elapses before the trial or other disposition of such litigation often extends beyond the time that the director, officer or agent can reasonably recall such matters and may extend beyond the normal time for retirement for such director, officer or agent with the result that the Indemnitee, after retirement or in the event of the Indemnitee’s death, the Indemnitee’s spouse, heirs, executors or administrators, may be faced with limited ability and undue hardship in maintaining an adequate defense, which may discourage such a director, officer or agent from serving in that position;

WHEREAS, based upon their experience as business managers, the Board has concluded that, to retain and attract talented and experienced individuals to serve as directors, officers and agents of the Company and its subsidiaries and to encourage such individuals to take the business risks necessary for the success of the Company and its subsidiaries, it is necessary for the Company to contractually indemnify its directors, officers and agents and the directors, officers and agents of its subsidiaries, and to assume for itself maximum liability for expenses and damages in connection with claims against such directors, officers and agents in connection with their service to the Company and its subsidiaries, and has further concluded that the failure to provide such contractual indemnification could result in great harm to the Company and its subsidiaries and the Company’s stockholders;

WHEREAS, Section 145 of the General Corporation Law of the State of Delaware (“Section 145”), under which the Company is organized, empowers the Company to indemnify its officers, directors, employees and agents by agreement and to indemnify persons who serve, at the request of the Company, as the directors, officers, employees or agents of other entities or enterprises, and expressly provides that the indemnification provisions of Section 145 are not exclusive;

WHEREAS, the Company desires and has requested the Indemnitee to serve, or continue to serve, as a director, officer or agent of the Company and/or one or more subsidiaries of the Company free from undue concern for claims for damages arising out of or related to such services to the Company and/or one or more subsidiaries of the Company;

[WHEREAS, the Indemnitee is a representative of ABRY Senior Equity V, L.P., ABRY Senior Equity Co-Investment V, L.P. or one or more other funds or entities owned, controlled or managed by ABRY Partners II, LLC (collectively, the “ABRY Funds”), and has certain rights to indemnification and/or insurance provided by the Fund which the Indemnitee and the Funds intend to be secondary to the primary obligation of the Company to indemnify the Indemnitee as provided herein, with the Company’s acknowledgement and agreement to the foregoing being a material condition to the Indemnitee’s willingness to serve on the Board;] and

WHEREAS, the Indemnitee is willing to serve, or to continue to serve, the Company and/or one or more subsidiaries of the Company, provided that the Indemnitee is furnished the indemnity provided for herein.

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Definitions.

(a) Agent. For the purposes of this Agreement, “agent” of the Company means any person who is or was a director, officer, employee or other agent of the Company or a subsidiary of the Company; or is or was serving at the request of, for the convenience of, or to represent the interests of the Company or a subsidiary of the Company as a director, officer, employee or agent of another foreign or domestic entity, partnership, joint venture, trust or other entity or enterprise; or was a director, officer, employee or agent of a foreign or domestic entity which was a predecessor entity of the Company or a subsidiary of the Company, or was a director, officer, employee or agent of another entity or enterprise at the request of, for the convenience of, or to represent the interests of such predecessor entity.

(b) Expenses. For purposes of this Agreement, “expenses” include all out-of-pocket costs, expenses and liabilities of any type or nature whatsoever, including judgments, fines, excise taxes, penalties, interest, amounts paid in settlement with the approval of the Company, and counsel fees and disbursements (including, without limitation, experts’ fees, court costs, retainers, transcript fees, duplicating, printing and binding costs, as well as telecommunications, postage and courier charges), actually paid or incurred by the Indemnitee in connection with either investigating, defending, being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in, a proceeding or establishing or enforcing a right to indemnification under this Agreement, Section 145, the certificate of incorporation or bylaws of the Company or otherwise.

(c) Proceeding. For the purposes of this Agreement, “proceeding” means any threatened, asserted, pending or completed civil, criminal, administrative, investigative or other action, suit or proceeding of any kind whatsoever, including any arbitration or other alternative dispute resolution mechanism, or any appeal of any kind thereof, or any inquiry or investigation, whether instituted by the Company, any governmental agency or any other party, that the Indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or other, including any arbitration or other alternative dispute resolution mechanism.

(d) Subsidiary. For purposes of this Agreement, “subsidiary” means any entity of which more than 50% of the outstanding voting securities is owned directly or indirectly by the Company, by the Company and one or more other subsidiaries, or by one or more other subsidiaries.

2. Agreement to Serve. The Indemnitee agrees to serve and/or continue to serve as agent of the Company, at its will (or under separate agreement, if such agreement exists), in the capacity the Indemnitee currently serves as an agent of the Company, so long as the Indemnitee is duly appointed or elected and qualified in accordance with the applicable provisions of the certificate of incorporation and bylaws of the Company or any subsidiary of the Company or until such time as the Indemnitee tenders its resignation in writing; provided, however, that nothing contained in this Agreement is intended to create any right to continued employment by the Company.

3. Liability Insurance.

(a) Maintenance of D&O Insurance. The Company hereby covenants and agrees that, so long as the Indemnitee shall continue to serve as an agent of the Company and thereafter so long as the Indemnitee shall be subject to any possible proceeding by reason of the fact that the Indemnitee was an agent of the Company, the Company, subject to Section 3(c) shall promptly obtain and maintain in full force and effect a policy or policies of insurance providing the Indemnitee with coverage for any liability asserted against, or incurred by, the Indemnitee or on the Indemnitee’s behalf by reason of the fact that the Indemnitee is or was or has agreed to serve as an agent of the Company, or while serving as an agent of the Company, is or was serving or has agreed to serve on behalf of or at the request of the Company as an agent of another corporation, limited liability company, partnership, joint venture, trust or other entity or enterprise, or arising out of the Indemnitee’s status as such, whether or not the Company would have the power to indemnify the Indemnitee against such liability under the provisions of this Agreement (“D&O Insurance”) in reasonable amounts from established and reputable insurers.

(b) Rights and Benefits. In all policies of D&O Insurance, the Indemnitee shall be named as an insured in such a manner as to provide the Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s directors, if the Indemnitee is a director; or of the Company’s officers, if the Indemnitee is not a director of the Company but is an officer; or of the Company’s key employees, if the Indemnitee is not a director or officer but is a key employee.

(c) Limitation on Required Maintenance of D&O Insurance. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain D&O Insurance to the extent that the Company determines in good faith that such insurance is not reasonably available, the premium costs for such insurance are disproportionate to the amount of coverage provided, the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or the Indemnitee is covered by similar insurance maintained by a subsidiary of the Company.

4. Mandatory Indemnification. Subject to Section 9 below, the Company shall indemnify the Indemnitee as follows:

(a) Third Party Actions. If the Indemnitee is a person who was or is a party or is threatened to be made a party to, or participant in (as a witness or otherwise), any proceeding (other than a proceeding by or in the right of the Company to procure a judgment in its favor) by reason of the fact that the Indemnitee is or was an agent of the Company, or by reason of anything done or not done by the Indemnitee in any such capacity, the Company shall indemnify the Indemnitee to the fullest extent permitted by applicable law against any and all expenses reasonably incurred by the Indemnitee or on the Indemnitee’s behalf in connection with such proceeding, provided the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful.

(b) Derivative Actions. If the Indemnitee is a person who was or is a party or is threatened to be made a party to, or participant in (as a witness or otherwise), any proceeding by or in the right of the Company by reason of the fact that the Indemnitee is or was an agent of the Company, or by reason of anything done or not done by the Indemnitee in any such capacity, the Company shall indemnify the Indemnitee against all expenses reasonably incurred by the Indemnitee in connection with such proceeding, provided the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; provided, however, if applicable law so provides, no indemnification against such expenses shall be made in respect of any claim, issue or matter in such proceeding as to which the Indemnitee shall have been adjudged to be liable to the Company unless and to the extent that the Court of Chancery of the State of Delaware shall determine that such indemnification may be made.

(c) Proceedings where the Indemnitee is Deceased. If the Indemnitee is a person who was or is a party or is threatened to be made a party to, or a participant (as a witness or otherwise) in, any proceeding by reason of the fact that the Indemnitee is or was an agent of the Company, or by reason of anything done or not done by the Indemnitee in any such capacity, and if prior to, during the pendency of after completion of such proceeding the Indemnitee becomes deceased, the Company shall indemnify the Indemnitee’s heirs, executors and administrators against any and all expenses reasonably incurred to the extent the Indemnitee would have been entitled to indemnification pursuant to Section 4(a) or 4(b) above were the Indemnitee still alive.

(d) No Duplication of Payments. [Subject to Section 21 hereof, the][The] Company shall not be liable under this Agreement to make any payment to the Indemnitee in respect of any expenses to the extent the Indemnitee has otherwise actually received payment (under any insurance policy, any provision of the Company’s certificate of incorporation and bylaws, or otherwise) with respect to such expenses otherwise indemnifiable hereunder.

(e) Proceedings where the Indemnitee is a Witness. For the avoidance of doubt, and notwithstanding any other provision of this Agreement, to the fullest extent permitted by applicable law and to the extent that the Indemnitee is, by reason of the fact that the Indemnitee is or was an agent of the Company, or by reason of anything done or not done by the Indemnitee in any such capacity, a witness, is or was made (or asked) to respond to discovery requests in any proceeding, or otherwise asked to participate in any proceeding to which the Indemnitee is not a party, the Indemnitee shall be indemnified against all expenses reasonably incurred by the Indemnitee or on the Indemnitee’s behalf in connection therewith.

(f) Burden of Proof. In connection with any determination by the Board, any court or otherwise as to whether the Indemnitee is entitled to be indemnified hereunder, the Board or court shall presume that the Indemnitee has satisfied the applicable standard of conduct and is entitled to indemnification, and the burden of proof shall be on the Company or its representative to establish, by clear and convincing evidence, that the Indemnitee is not so entitled.

5. Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any expenses incurred by the Indemnitee in the investigation, defense, settlement or appeal of a proceeding, but not entitled, however, to indemnification for all of the total amount hereof, the Company shall nevertheless indemnify the Indemnitee for such total amount except as to the portion hereof to which the Indemnitee is not entitled.

6. Mandatory Advancement of Expenses. Subject to Section 9(a) below, the Company shall advance all expenses incurred by the Indemnitee in connection with the investigation, defense, settlement or appeal of any proceeding to which the Indemnitee is a party (or in which the Indemnitee is a participant as a witness or otherwise) or is threatened to be made a party (or a participant as a witness or otherwise) by reason of the fact that the Indemnitee is or was an agent of the Company. The Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall be determined ultimately that the Indemnitee is not entitled to be indemnified by the Company as authorized hereby. No other form of undertaking shall be required other than the execution of this Agreement. The advances to be made hereunder shall be paid by the Company to the Indemnitee within twenty (20) days following delivery of a written request therefor by the Indemnitee to the Company, accompanied by reasonable evidence of the expenses incurred. The advances to be made hereunder shall be paid without regard to the Indemnitee’s ability to repay the expenses and without regard to the Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. In the event that the Company fails to pay expenses as incurred by the Indemnitee as required by this Section 6, the Indemnitee may seek mandatory injunctive relief from any court having jurisdiction to require the Company to pay expenses as set forth in this Section 6. If the Indemnitee seeks mandatory injunctive relief pursuant to this Section 6, it shall not be a defense to enforcement of the Company’s obligations set forth in this Section 6 that the Indemnitee has an adequate remedy at law for damages.

7. Notice and Other Indemnification Procedures.

(a) Notice by the Indemnitee. Promptly after receipt by the Indemnitee of notice of the commencement of or the threat of commencement of any proceeding, the Indemnitee shall, if the Indemnitee believes that indemnification with respect thereto may be sought from the Company under this Agreement, notify the Company of the commencement or threat of commencement thereof.

(b) Notice by the Company. If, at the time of the receipt of a notice of the commencement of a proceeding pursuant to Section 7(a) hereof, the Company has D&O Insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(c) Defense. In the event the Company shall be obligated to pay the expenses of any proceeding against the Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel reasonably approved by the Indemnitee, upon the delivery to the Indemnitee of written notice of its election so to do. The Company shall not, without the prior written consent of the Indemnitee, effect any settlement of any such proceeding unless such settlement solely involves the payment of money and includes a complete and unconditional release of the Indemnitee from all liability on all claims that are the subject matter of such proceeding. After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by the Company, the Company will not be liable to the Indemnitee under this Agreement for any fees of counsel subsequently incurred by the Indemnitee with respect to the same proceeding, provided that (i) the Indemnitee shall have the right to employ the Indemnitee’s counsel in any such proceeding at the Indemnitee’s expense; and (ii) if (A) the employment of counsel by the Indemnitee has been previously authorized by the Company, (B) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of any such defense, or (C) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, then the fees and expenses of the Indemnitee’s counsel shall be at the expense of the Company.

8. Determination of Right to Indemnification.

(a) Successful Defense. To the extent the Indemnitee has been successful on the merits or otherwise in defense of any proceeding (including, without limitation, an action by or in the right of the Company) to which the Indemnitee was a party by reason of the fact that the Indemnitee is or was an agent of the Company at any time, the Company shall indemnify the Indemnitee against all expenses of any type whatsoever reasonably incurred by the Indemnitee in connection with the investigation, defense or appeal of such proceeding.

(b) Other Situations. In the event that Section 8(a) is inapplicable, the Company shall also indemnify the Indemnitee unless, and except to the extent that, the Company shall prove by clear and convincing evidence in a forum listed in Section 8(c) below that the Indemnitee has not met the applicable standard of conduct required to entitle the Indemnitee to such indemnification.

(c) Selection of Forum. The Indemnitee shall be entitled to select the forum in which the validity of the Company’s claim under Section 8(b) hereof that the Indemnitee is not entitled to indemnification will be heard from among the following:

(i)	a majority of the directors who are not parties to the proceeding for which indemnification is being sought, even though less than a quorum;

(ii)	the stockholders of the Company;

(iii)	independent legal counsel selected by the Indemnitee, and reasonably approved by the Board, which counsel shall make such determination in a written opinion; or

(iv)	a panel of three arbitrators, one of whom is selected by the Company, another of whom is selected by the Indemnitee and the last of whom is selected by the first two arbitrators so selected.

(d) Submission to Forum. As soon as practicable, and in no event later than thirty (30) days after written notice of the Indemnitee’s choice of forum pursuant to Section 8(c) above, the Company shall, at its own expense, submit to the selected forum in such manner as the Indemnitee or the Indemnitee’s counsel may reasonably request, its claim that the Indemnitee is not entitled to indemnification; and the Company shall act in the utmost good faith to assure the Indemnitee a complete opportunity to defend against such claim.

(e) Application to Court. Notwithstanding a determination by any forum listed in Section 8(c) hereof that the Indemnitee is not entitled to indemnification with respect to a specific proceeding, the Indemnitee shall have the right to apply to the Court of Chancery of the State of Delaware, the court in which that proceeding is or was pending or any other court of competent jurisdiction, for the purpose of enforcing the Indemnitee’s right to indemnification pursuant to this Agreement.

(f) Expenses Related to this Agreement. Notwithstanding any other provision in this Agreement to the contrary, the Company shall indemnify the Indemnitee against all expenses incurred by the Indemnitee in connection with any hearing or proceeding under this Section 8 involving the Indemnitee and against all expenses incurred by the Indemnitee in connection with any other proceeding between the Company and the Indemnitee involving the interpretation or enforcement of the rights of the Indemnitee under this Agreement unless a court of competent jurisdiction finds that each of the claims and/or defenses of the Indemnitee in any such proceeding was frivolous or made in bad faith.

9. Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement to indemnify the Indemnitee:

(a) for an accounting of profits made from the purchase and sale (or sale and purchase) by the Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or similar provisions of state statutory law or common law;

(b) any reimbursement of the Company by the Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by the Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by the Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act);

(c) with respect to proceedings or claims initiated or brought voluntarily by the Indemnitee and not by way of defense, unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under the General Corporation Law of the State of Delaware or (iv) the proceeding is brought to establish or enforce a right to indemnification under this Agreement, the certificate of incorporation or bylaws of the Company or any other statute or law or otherwise as required under Section 145;

(d) for any expenses incurred by the Indemnitee with respect to any proceeding instituted by the Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such proceeding was not made in good faith or was frivolous; or

(e) for any amounts paid in settlement of a proceeding unless the Company consents to such settlement, which consent shall not be unreasonably withheld, conditioned or delayed.

10. Non-exclusivity, Etc. The provisions for indemnification and advancement of expenses set forth in this Agreement shall be in addition to, and shall not be deemed exclusive of, any other rights which the Indemnitee may have under any provision of law, the Company’s certificate of incorporation or bylaws, the vote of the Company’s stockholders or disinterested directors, other agreements, or otherwise, both as to action in the Indemnitee’s official capacity and to action in another capacity while occupying the Indemnitee’s position as an agent of the Company, and the Indemnitee’s rights hereunder shall continue after the Indemnitee has ceased acting as an agent of the Company and shall inure to the benefit of the heirs, executors and administrators of the Indemnitee. To the extent that there is a conflict or inconsistency between the terms of this Agreement and the Company’s certificate of incorporation or bylaws, it is the intent of the parties hereto that the Indemnitee shall enjoy the greater benefits regardless of whether contained herein, in the certificate of incorporation or bylaws. No amendment or alteration of the Company’s certificate of incorporation or bylaws or any other agreement shall adversely affect the rights provided to the Indemnitee under this Agreement.

11. Enforcement; No Other Presumptions. Any right to indemnification or advances granted by this Agreement to the Indemnitee shall be enforceable by or on behalf of the Indemnitee in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor, the Indemnitee, in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting its claim. It shall be a defense to any action for which a claim for indemnification is made under this Agreement (other than an action brought to enforce a claim for expenses pursuant to Section 6 hereof) that the Indemnitee is not entitled to indemnification because of the limitations set forth in Sections 4(d) and 9 hereof. For purposes of this Agreement, the termination of any proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, shall not create a presumption that the Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of the Company (including the Board or its stockholders) to have made a determination prior to the commencement of such enforcement action that indemnification of the Indemnitee is proper in the circumstances, nor an actual determination by the Company (including the Board or its stockholders) that such indemnification is improper, shall be a defense to the action or create a presumption that the Indemnitee is not entitled to indemnification under this Agreement or otherwise.

12. Subrogation. In the event the Company is obligated to make a payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery under an insurance policy or any other indemnity agreement covering the Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

13. Survival of Rights.

(a) All agreements and obligations of the Company contained herein shall continue during the period the Indemnitee is an agent of the Company and shall continue thereafter so long as the Indemnitee shall be subject to any possible claim or threatened, pending or completed proceeding, whether civil, criminal, arbitrational, administrative or investigative, by reason of the fact that the Indemnitee was serving in the capacity referred to herein.

(b) The Company shall require any successor to the Company (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

14. Interpretation of Agreement. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to the Indemnitee to the fullest extent permitted by law including those circumstances in which indemnification would otherwise be discretionary.

15. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (i) the validity, legality and enforceability of the remaining provisions of the Agreement (including without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable and to give effect to Section 14 hereof.

16. Amendments, Etc. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver. In the event the Company or any of its subsidiaries enters into an indemnification agreement with another agent of the Company or any of its subsidiaries containing a term or terms more favorable to the Indemnitee than the terms contained herein (as determined by the Indemnitee), the Indemnitee shall be afforded the benefit of such more favorable term or terms and such more favorable term or terms shall be deemed incorporated by reference herein as if set forth in full herein. As promptly as practicable following the execution by the Company or the relevant subsidiary of each indemnity agreement with any such agent (i) the Company shall send a copy of the indemnity agreement to the Indemnitee, and (ii) if requested by the Indemnitee, the Company shall prepare, execute and deliver to the Indemnitee an amendment to this Agreement containing such more favorable term or terms.

17. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressee or (ii) if mailed by certified or registered mail with postage prepaid, on the third business day after the mailing date. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

18. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

19. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

20. Governing Law. This Agreement shall be governed exclusively by and construed according to the laws of the State of Delaware as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware. The Company and the Indemnitee each hereby irrevocably consent to the jurisdiction of the Chancery Court of the State of Delaware for all purposes in connection with any action or proceeding that arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the Chancery Court of the State of Delaware.

21. [Jointly Indemnifiable Claims. Given that certain proceedings in respect of which the Indemnitee shall be entitled to indemnification from both an Indemnitee-Related Entity (as defined below) and the Company pursuant to applicable law, any indemnification agreement or the certificate of incorporation, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or comparable organizational documents of the Company and an Indemnitee-Related Entity (collectively, “Jointly Indemnifiable Claims”) may arise due to the relationship between the Indemnitee-Related Entities (as defined below) and the Company and the service of the Indemnitee as an agent of the Company at the request of the Indemnitee-Related Entities, the Company acknowledges and agrees that (i) the Company is the indemnitor of first resort (i.e., its obligations to the Indemnitee are primary and any obligation of the Indemnitee-Related Entities to advance expenses or to provide indemnification for the same expenses incurred by the Indemnitee are secondary), (ii) the Company shall be required to advance the full amount of expenses incurred by the Indemnitee and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the certificate of incorporation or bylaws of the Company (or any agreement between the Company and the Indemnitee), without regard to any rights the Indemnitee may have against the Indemnitee-Related Entities, and, (iii) the Company irrevocably waives, relinquishes and releases the Indemnitee-Related Entities from any and all claims against the Indemnitee-Related Entities for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Indemnitee-Related Entities on behalf of the Indemnitee with respect to any claim for which the Indemnitee has sought indemnification from the Company shall affect the foregoing and the Indemnitee-Related Entities shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of the Indemnitee against the Company. The Company and the Indemnitee agree that the Indemnitee-Related Entities are express third party beneficiaries of the terms hereof. As used in this Agreement, “Indemnitee-Related Entity” means any corporation, limited liability company, partnership, joint venture, trust or other entity or enterprise (other than the Company or any other corporation, limited liability company, partnership, joint venture, trust or other entity or enterprise the Indemnitee has agreed, on behalf of the Company or at the Company’s request, to serve as a director, officer, employee or agent and which service is covered by the indemnity described in this Agreement) from whom the Indemnitee may be entitled to indemnification or advancement of expenses with respect to which, in whole or in part, the Company may also have an indemnification or advancement obligation (other than as a result of obligations under an insurance policy), including, without limitation, ABRY Partners II, LLC and the ABRY Funds.]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.

The Company:	POWERFLEET, INC.

By:
[Name]
[Title]

Address:
[●]

Indemnitee:	[●]

[name]
Address:
[●]